                                                                    Exhibit 5.01


                          [LETTERHEAD OF RMI.NET, INC.]


                                October 18, 2000


RMI.NET, Inc.
999 Eighteenth Street, Suite 2201
Denver, Colorado 80202

Re:      RMI.NET, Inc.
         Registration Statement on Form S-4

Ladies and Gentlemen:

         I have acted as counsel to RMI.NET, Inc., a Delaware corporation (the "Registrant"), in connection with a Registration Statement on Form S-4 (File No. 333-38382) (the "Registration Statement") filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act"), relating to an offering by the Registrant (the "Offering") of shares (the "Merger Shares") of the Registrant's common stock, par value $0.001 per share ("Common Stock"), warrants to purchase shares of the Registrant's Common Stock (the "Warrants") and shares of the Registrant's Common Stock issuable upon exercise of the Warrants (the "Warrant Shares" and, together with the Merger Shares and the Warrant Shares, the "Securities").

         In this capacity, I have examined and relied upon the originals, or copies certified or otherwise identified to my satisfaction, of such records, documents, certificates and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

         In conducting my examination I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such documents.

         Based upon the foregoing, and in reliance thereon, I am of the opinion that the Securities are duly authorized and the Merger Shares and the Warrants, when issued and delivered against payment therefor as described in the Registration Statement, and the Warrant Shares, when issued and delivered against payment therefor in accordance with the terms of the Warrants, will be validly issued, fully paid, and non-assessable under the laws of the State of Delaware.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me as Vice President and General Counsel of the Registrant under the heading "Legal Opinion" in the prospectus constituting a part of the Registration Statement. In giving my consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                    Very truly yours,



                                    /s/ CHRISTOPHER J. MELCHER